UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2017

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2017, Black Ridge Oil & Gas, Inc. (the “Company”) entered into an amendment to the standby purchase agreement (the “Backstop Agreement”) with a consortium of investors, including members of the Company’s board of directors and our Chief Executive Officer (collectively, the “Backstop Purchasers”) to reflect assignments of rights under the Standby Purchase Agreement by certain of the Backstop Purchasers. There were no changes in the terms of the Standby Purchase Agreement.

Item 8.01 Other Events

On September 26, 2017, Black Ridge Oil & Gas, Inc. (the “Company”) issued a press release in which it announced the completion of its previously commenced rights offering (the “Rights Offering”). Associated with the Rights Offering the Company also entered into the Backstop Agreement with the Backstop Purchasers, who agree to purchase up to $2.9 million of the unsubscribed shares following the completion of the rights offering. Under the Rights Offering the Company’s current shareholders exercised rights to purchase 199,811,421 shares of stock for a total of $2.398 million. Under the Backstop Agreement, the Backstop Purchasers purchased 232,008,489 shares of stock for a total of $2.784 million. Combined, the Company realized total gross proceeds of approximately $5.182 million, reaching its expected goal. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company intends to use the net proceeds of the Rights Offering for the sponsorship of a special purpose acquisition company (SPAC) focused on effecting a merger or similar business combination with a target business in the energy industry. Any proceeds from the Rights Offering that remain following the SPAC sponsorship will be used for general corporate purposes which may include other investments and acquisitions.

This Current Report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate”, “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in the financial condition and results of operations of the Company and its subsidiaries; changes in laws or regulations or policies of federal and state regulators and agencies; circumstances that might prevent or delay the consummation of the Rights Offering and/or the backstop offering; and other circumstances beyond the Company’s control. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company’s business or operations. For a discussion of the risks and uncertainties to which the Company is subject, see the section of the periodic reports that the Company files with the SEC entitled “Risk Factors”.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: September 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Standby Purchase Agreement, dated September 22, 2017

99.1	Press Release, dated September 26, 2017